UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2012

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Rd. W, Suite 300 Oakville, Ontario, Canada	L6L 1H5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 18, 2012, Article Three of the Articles of Incorporation of Joshua Gold Resources Inc. (the “Company”) was amended to: (i) effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock based upon a ratio of 1 for 3 (the “Reverse Stock Split”) and (ii) immediately following the effectiveness of the Reverse Stock Split, increase the authorized Common Stock of the Company, par value $0.0001 per share, from approximately 133,333,333 shares to 400,000,000 shares.

The Certificate of Amendment to Articles of Incorporation of the Company, filed with the Secretary of State of the State of Nevada on December 18, 2012, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to Articles of Incorporation of Company dated December 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: December 19, 2012	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director

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